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                                                                    Exhibit 11.1

                               ON ASSIGNMENT, INC.
             STATEMENT OF COMPUTATION OF DILUTED EARNINGS PER SHARE

                                                                            Years Ended December 31,
                                                         ---------------------------------------------------------
                                                            1995                   1996                   1997
                                                         -----------            -----------            -----------
Net income used to compute basic and
  diluted earnings per share                             $ 4,341,000            $ 5,606,000            $ 8,266,000
                                                         ===========            ===========            ===========

Basic earnings per share                                 $      0.44            $      0.55            $      0.78
                                                         ===========            ===========            ===========

Weighted average number of shares outstanding
   used to compute basic earnings per share                9,974,000             10,207,000             10,561,000

Dilutive effect of stock options and warrants                556,000                691,000                470,000
                                                         -----------            -----------            -----------

Number of shares used to compute diluted
   earnings per share                                     10,530,000             10,898,000             11,031,000
                                                         ===========            ===========            ===========

Diluted earnings per share                               $      0.41            $      0.51            $      0.75
                                                         ===========            ===========            ===========

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